Exhibit 99.1

Longview Fibre Company

Value-Added Products • Sustainable Forestry

July 27, 2005

Major Markets Circuit

Dateline:  Longview, Washington

NYSE: LFB

Contact:	L. J. McLaughlin
Senior Vice President-Finance
Phone: (360) 425-1550

LONGVIEW FIBRE COMPANY ANNOUNCES INTENTION TO CONVERT TO REIT
EFFECTIVE JANUARY 1, 2006

--Company Expects Future Annual Dividends to be $1.00 Per Share --
-- Will Distribute Earnings and Profit Payout of $350-400 Million in Cash and Stock --

          LONGVIEW, Wash., July 27, 2005 – Longview Fibre Company (NYSE:LFB) announced today that its Board of Directors approved a corporate restructuring to qualify the company as a real estate investment trust ("REIT").  In conjunction with the REIT conversion process, the company expects to implement a refinancing program and to make an earnings and profit distribution to shareholders.  The company expects the REIT conversion to be effective January 1, 2006, subject to market conditions.

          "Converting to a REIT ownership structure should unlock value for our shareholders by increasing our free cash flow, enabling us to pay a larger dividend and better positioning the company to increase its timberland holdings," said Rick Wollenberg, Chairman, President and CEO. "This structure does not change our commitment to operate each of the company’s three core businesses – Timber, Paper & Paperboard and Converting – and build on our track record of improving operating efficiency and profitability.  We also expect our REIT structure to improve the company’s access to equity markets, enhancing our flexibility to pursue strategic opportunities and drive shareholder value."

          The Company expects to elect REIT status effective as of January 1, 2006 and continue to own and manage its approximately 585,000 acres of timberlands.  The company’s manufacturing operations, including the sawmill, converting and paper & paperboard facilities, will be transferred into a wholly-owned subsidiary that will be subject to corporate level tax on its earnings.

CORPORATE OFFICES

300 Fibre Way • P.O. Box 639, Longview, WA 98632
Phone (360) 425-1550 • Fax (360) 575-5934 • www.longviewfibre.com

Longview Fibre Announces Intention to Convert to REIT

          In order to comply with tax rules applicable to REIT conversions, Longview Fibre intends to provide to shareholders a special, taxable distribution of its pre-REIT undistributed earnings and profits (“E&P”), currently estimated to be approximately $350-400 million.  Shareholders will have the opportunity to elect to receive the E&P distribution in cash, shares or a combination of the two.  The total cash portion of the E&P distribution is expected to be capped at approximately 20%.  Subject to final Board approval, the company expects the E&P distribution to occur on or before January 15, 2006.

          Beginning in the first calendar quarter of 2006, Longview Fibre expects to pay a quarterly dividend amounting to approximately $1.00 per share on an annualized basis.  This annual per share amount has not been adjusted to reflect the incremental shares that will be issued to the extent shareholders receive their E&P distribution in stock.

          As a part of the REIT conversion, the company will change its tax and GAAP fiscal year end to December 31 from October 31.

          Goldman, Sachs & Co. is acting as advisor to the company on the REIT conversion.  Skadden, Arps, Slate, Meagher & Flom LLP is the company’s legal counsel.

Investor Conference Call

          The company will host a webcast conference call Thursday, July 28, 2005 at 11:30a.m. EDT.  The webcast and related presentation can be accessed at Longview Fibre's Web site at www.longviewfibre.com where it will be archived through August 4, 2005.  The webcast is also accessible over CCBN's Investor Distribution Network and available to both institutional and individual investors.  Institutional investors can access the webcast via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  Individual investors can hear the webcast through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.  A copy of this press release will be available at or prior to the conference call in the Investor Relations section of the company’s Web site, at www.longviewfibre.com.  To participate in the live conference call, dial 866-770-7146 within the U.S. and Canada, or 617-213-8068 from other locations, passcode 84656230.  A telephone replay of the call will be available through midnight August 4, 2005 and can be accessed from the United States and Canada at 888-286-8010, and 617-801-6888 from other locations; passcode: 99996452.

About Longview Fibre Company

          Longview Fibre Company is a diversified timberlands owner and manager, and a specialty paper and container manufacturer.  Using sustainable forestry methods, the company manages approximately 585,000 acres of softwood timberlands predominantly located in western Washington and Oregon, primarily for the sale of logs to the U.S. and Japanese markets.  Longview Fibre’s manufacturing facilities include a pulp-paper mill at Longview, Washington; a network of converting plants; and a sawmill in central Washington.  The company’s products include: logs; corrugated and solid-fiber containers; commodity and specialty kraft paper; paperboard; and dimension and specialty lumber.  Longview Fibre press releases, SEC filings and Annual Reports are available at no charge through the company’s Web site at www.longviewfibre.com.

Longview Fibre Announces Intention to Convert to REIT

Forward-Looking Statements

          Except for historical information, the matters discussed in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s estimates and projections on the date they are made, and are subject to a variety of risks and uncertainties. Actual events and results could differ materially from those anticipated by the company.  The following risks, uncertainties and factors, among others, could cause actual results or events to differ materially from those expressed in the forward-looking statements: potential changes in tax laws affecting REITs that could reduce the tax benefits associated with being a REIT; any delay or limitation in the company’s ability to complete the necessary restructuring and refinancing in order to achieve REIT status for 2006, including the transfer of non-REIT qualifying assets into taxable subsidiaries and the refinancing of the company’s outstanding indebtedness; the occurrence of other events that require a change in the timing of the REIT election; the company’s actual pre-REIT earnings and profits could vary from estimates resulting in a lower or higher shareholder distribution; potential market confusion in identifying companies fairly comparable to the company which have elected REIT status; the likely need to finance future growth through external sources of capital; potential difficulty in efficiently accessing external capital on attractive terms or at all; an adverse change in the current favorable interest rate environment; the company’s ability to satisfy complex technical rules in order to qualify for or maintain REIT status and to operate effectively within the limitations imposed by those rules; and the expected heightened sensitivity of the company’s stock price to its ability to maintain and increase its dividend.  In addition, the company’s actual dividend payments following the REIT conversion are subject to final board approval and will be based on the company’s results of operations, cash flow and prospects at the time, as well as any contractual limitations in the company’s debt instruments.  As a result, the level of dividends the company will pay could be less than expected.

There are numerous additional factors that could adversely impact the company’s operations and therefore its ability to realize the expected benefits of REIT status. These factors include, but are not limited to: developments in the world, national, or regional economy or involving the company’s customers or competitors affecting supply of or demand for the company’s products; weather and other factors affecting harvest levels; changes in raw materials costs, particularly for pulp, energy and chemicals; the company’s continued ability to achieve improved productivity and efficiencies in manufacturing; changes in prevailing interest rates and currency exchange rates between the U.S. dollar and the currencies of important export markets; changes in capital markets which, among other things, could impact the benefits of the company’s refinancing program; implementation or revision of governmental policies and regulations affecting the environment; import and export controls and taxes; and unforeseen developments in the company’s business, including unforeseen capital requirements or reduced cash from operations. The company does not undertake any obligation to update forward-looking statements should circumstances or the company’s estimates or projections change. For additional factors that could impact future results, please see Longview Fibre’s most recent Form 10-K and Registration Statement on Form S-3 on file with the Securities and Exchange Commission.

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